UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2014

Global Digital Solutions, Inc.

(Exact name of registrant as specified in its charter)

New Jersey	000-26361	22-3392051
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 South Flagler Drive, Suite 800 West West Palm Beach, Florida 33401 (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (561) 515-6163

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On December 8, 2014, Global Digital Solutions, Inc. (the “Company”) closed a Securities Purchase Agreement (“SPA I”) with Charter 804CS Solutions, Inc. (“Charter”), an affiliate of Richard J. Sullivan, our Chairman and CEO, providing for the purchase of a Convertible Promissory Note in the principal amount of $37,500 (“Note I”). Note I contains a $1,500 original issue discount to cover legal fees such that the cash proceeds received on the closing of Note I is $36,000. Note I bears interest at the rate of 8% per annum; is due and payable on December 8, 2015; and may be converted by Charter at any time after 180 days of the date of closing into shares of Company common stock at a conversion price equal to 70% of the average of the lowest closing bid price (as set forth in Note I) calculated at the time of conversion. Note I also contains certain representations, warranties, covenants and events of default, and increases in the amount of the principal and interest rates under Note I in the event of such defaults.

On December 8, 2014, the Company also closed a Securities Purchase Agreement (“SPA II”) with David A. Loppert (“Loppert”), our Chief Financial Officer, providing for the purchase of a Convertible Promissory Note in the principal amount of $31,500 (“Note II”). Note II contains a $1,500 original issue discount to cover legal fees such that the cash proceeds received on the closing of Note I is $30,000. Note I bears interest at the rate of 8% per annum; is due and payable on December 8, 2015; and may be converted by Loppert at any time after 180 days of the date of closing into shares of Company common stock at a conversion price equal to a 70% of the average of the lowest closing bid price (as set forth in Note II) calculated at the time of conversion. Note II also contains certain representations, warranties, covenants and events of default, and increases in the amount of the principal and interest rates under Note II in the event of such defaults.

The foregoing description of SPA I, Note I, SPA II and Note II are not intended to be complete and is qualified in its entirety by the complete text of the documents attached as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, and Exhibit 10.4 to this Current Report on Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities

The descriptions of the equity securities described in Item 1.01 issued by the Company are incorporated herein. The issuance of the notes set forth herein were made in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act. The Company’s reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individual and the Company; and (f) the recipient of the notes was an accredited investor.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Securities Purchase Agreement, dated December 8, 2014, with Charter 804CS Solutions, Inc.

10.2	Convertible Promissory Note, dated December 8, 2014, with Charter 804CS Solutions, Inc.

10.3	Securities Purchase Agreement, dated December 8, 2014, with David A. Loppert

10.4	8% Convertible Redeemable Note, dated December 8, 2014, with David A. Loppert

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Digital Solutions, Inc.

Date: December 12, 2014	By:	/s/ David A. Loppert
David A. Loppert
Chief Financial Officer

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Exhibit Index

Exhibit Number	Description
10.1	Securities Purchase Agreement, dated December 8, 2014, with Charter 804CS Solutions, Inc.

10.2	Convertible Promissory Note, dated December 8, 2014, with Charter 804CS Solutions, Inc.

10.3	Securities Purchase Agreement, dated December 8, 2014, with David A. Loppert

10.4	8% Convertible Redeemable Note, dated December 8, 2014, with David A. Loppert

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